Articles Of Incorporation Of KIOSPIX, Inc.

We the undersigned natural persons of the age of eight teen or more, acting as incorporated of a corporation under the Colorado Corporation Code, adopt the following Articles of Incorporation for such corporation:

First: The name of the corporation shall be KIOSPIX, Inc.

Second: The periodic of duration is perpetual.

Third: The nature of the business of the Corporation and the objects and purpose and business thereof proposed to be transacted, promoted or carried on are as follows:

  1. To engage in all aspects of review and evaluation of private companies, partnerships or sole proprietorships for purposes of completing mergers or acquisition with the Corporations; and to engage in mergers and acquisitions with any or all varieties of private entities.

  2. To purchase, improve, develop, subdivide, lease exchange, sell, dispose of, mortgage, pledge, and interest therein; to purchase, lease, alter remodel, build, construct, erect, occupy and manage buildings and improvements of every kind and character whatever; and to finance the purchase, improvement, development and construction of land, buildings or other improvements to real estate or an interest herein.

  3. To carry on any other business, whether or not related to the foregoing, including the transaction of all lawful business for which corporations may be organized pursuant to the Colorado Corporation Code, to have and exercise all powers, permitted to corporations by the laws of the State of Colorado, and to do any and all things herein set forth to the same extent as natural persons could do insofar as permitted by the laws of the State of Colorado.

  It is the intention that the purpose, objects and powers specified by the foregoing clauses shall not, except as otherwise expressed, be limited or restricted by reference to or inference from the terms of any other clause in theses Articles of Incorporation, but each purpose, object, or power stated in the foregoing clauses shall be regarded as and independent purpose, object, or power.

FOURTH: The aggregate number of Common Shares which the corporation shall have the authority to issue is 200,000,000 and the par value of each share shall be $.0001. The aggregate number of Preferred Shares which the corporation shall have the authority to issue is 20,000,000, and the par value of each share shall be $.10. The designations, preferences, limitations and relative rights of the shares of each class are as follows:

  1.  PREFERRED SHARES.

  The Corporation may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with Authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by theses Articles of Incorporation and the laws of the State of Colorado in respect of the following:

    (a) The number of shares to constitute such series, and the distinctive designations thereof;

    (b) The rate and preferences of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividends shall accrue:

    (c) Whether shares may be redeemed and , if so the redemption price and the conditions of redemption;

    (d) The amount payable upon shares in the event of involuntary liquidation;

    (e) The amount payable upon shares in the event of voluntary liquidation;

    (f) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

    (g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

    (h)  Voting powers, if any;

    (i) Any other relative rights and performances of shares of such series, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of the rights or powers to which shares of an future series shall be subject.

  2.  COMMON SHARES

    (a) The rights of holders of Common Share to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board or Directors of the Corporation providing for the issuance of tone or more series of the Preferred Shares.

    (b) The holders of the Common Share shall be entitled to one vote for each Common Share held by them of record at the time for determining the holders thereof entitled to vote.

FIFTH: The business and the affairs of the Corporation shall be managed by the Board of Directors. The number of directors constituting the Board of Directors shall be fixed in the manner provided in the bylaws of the Corp, subject to the limitation that the Initial Board of Directors of the Corporation shall consist of one person. Each person shall serve as a director of the Corporation until the first annual meeting of the shareholders or until his successor shall have been elected and qualified.

  In the event, in accordance with the bylaws of the Corp, the Board of Directors shall consist of six or more members, the directors may thereupon be divided into three classes, each class to be as nearly equal in number as possible, the term of office of directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and the of the third class to expire at the third annual meeting after their election. At each annual meeting, following such classification and division of the members of the Board of Directors, a number of directors equal to the number of directorships in the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders of the Corporation.

SIXTH: Cumulative voting shall not be allowed in the election of directors.

SEVENTH: Shareholders shall not have a preemptive right to subscribe for, purchase or acquire additional unissued or treasury shares of the Corporation or securities convertible into shares or carrying share purchase warrants or privileges as the same may be issued from time to time by the Corporation.

EIGHTH:  The address of the corporation's initial registered office is 2303
E. Dartmouth, Englewood, Co. 80110 and the name of the registered agent is Robert L Pitler whose address is 2303 E. Dartmouth, Englewood, CO 80110 .

NINTH: The address of the place of business of the corporation is 8632 E Rose Lane, Scottsdale, AZ 85253


TENTH: The number of directors constituting the initial board of directors of the corporation is one and the same and the addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

      NAME             ADDRESS

Arthur J. Frost        8632 E Rose Lane , Scottsdale, AZ 85253


ELEVENTH: The name and address of each Incorporator is:


      NAME             ADDRESS

Arthur J. Frost        8632 E Rose Lane , Scottsdale, AZ 85253

TWELFTH: The Board of Directors shall have the power to enact, alter, amend and repeat such Bylaws not inconsistent with the laws of the State of Colorado and these Articles of Incorporation as it may deem best for the management of the Corporation as it may deem best for the management of the Corporation.

THIRTEENTH: When, with respect to any action to be taken by the shareholders of the Corporation, the Colorado Corporation Code requires the vote or concurrence of the holders of two-thirds of the outstanding shares, or of any class or series entitled to vote thereon, any such action shall be taken and shall be effective by the vote or concurrence of the holders of a majority of the outstanding shares, or of any class or series entitled to vote thereon, not withstanding the requirements of the Colorado Corporation Code.

FOURTEENTH: The following paragraphs are inserted for the management of the business and for the conduct of the affairs of the Corporation and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law:

  CONTRACTS with Directors and Officers.

    (a) No contract or other transaction between Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors of the Corporation are directors or officers or financially interested, shall be either void or voidable solely, because such directors are present at the meetings of the Board of Directors or a committee thereof which authorize or approves such contract or transaction or solely because their votes are counted for such purpose if:

      (i) the fact of such relationships or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a note or consent sufficient for that purpose without counting the votes or consent of the interested director; or

      (ii) the fact of such relationship or interest is disclosed or known to the shareholders entitled to the vote and are authorized, approve or ratify such contract on transaction by vote or written consent; or

      (iii) the contract or transaction is fair or reasonable to the Corporations.

    (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

  2. Indemnification of Officers, Directors and Others.

     The Board of Directors of the Corporation shall have the power to:

    (a) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the another corporation, partnership, joint venture, trust or other enterprises, against expenses (including attorney's fees), judgements, fines and amounts, paid in settlement actually and reasonable incurred by him in connection with such action, suit or preceding if he acted in good faith and in an manner of the Corporation and, with respect to any criminal action or preceding, had no reasonable cause to believe his conduct was unlawful.

    (b) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or Agent of the Corporation, partnership, joint venture, trust or other enterprise against expenses including attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of such action, or suit, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification of such expenses which such court deems proper.

    (c) Indemnify a direction, officer employee or agent of the Corporation to the extent that such person has been successful on the merits in defense of any action, suit or proceeding referred to in Subparagraph (a) or (b) of this Paragraph 2 or in defense of any claim, issue or matter therein, against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

    (d) Authorize indemnification under Subparagraph (a) or (b) of this Paragraph 2 (unless ordered by a court) in the specific case upon a determination that indemnification of the direction, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Subparagraph (a) Directions by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable or even if obtainable a quorum of disinterested directions so directs, by independent legal counsel in a written opinion, or by the shareholders.

    (e) Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in Subparagraph (d) of this Paragraph 2 upon receipt of an undertaking by or on behalf of the director, officer employees or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Paragraph 2.

    (f) Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Paragraph 2.

  The indemnification provided by the Paragraph 2 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, and Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provide for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such person.

/s/
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Incorporator, Arthur J. Frost